UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Commission File Number:	Commission File Number:	Commission File Number:
333-141703-02	000-23108	033-54804

DISCOVER CARD EXECUTION NOTE TRUST	DISCOVER CARD MASTER TRUST I	DISCOVER BANK
(Exact name of the issuing entity in respect of the Notes as specified in its charter)	(Exact name of the issuing entity in respect of the Series 2007-CC Collateral Certificate)	(Exact name of the sponsor and depositor as specified in its charter)

Delaware	Delaware	Delaware
(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the sponsor and depositor)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001	c/o Discover Bank 12 Read’s Way New Castle, Delaware 19720	12 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the sponsor and depositor)

51-0020270

(IRS Employer Identification No. of

the sponsor and depositor)

(302) 323-7315

(Telephone Number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Class A(2010-E) Notes. On December 18, 2015, Discover Card Execution Note Trust (the “Note Issuance Trust”), as Issuer of the DiscoverSeries Class A(2010-E) Notes (the “Notes”), Discover Bank, as Depositor, Beneficiary and Calculation Agent for the Note Issuance Trust, and the committed purchaser and purchaser of the Notes and their agent agreed to (i) extend the existing termination date for the note purchase commitment to November 30, 2017, (ii) extend the existing liquidation commencement date of the Notes to December 1, 2017, (iii) extend the existing expected maturity date of the Notes to January 16, 2018, (iv) extend the existing expected principal payment date of the Notes to January 16, 2018, subject in each case to the effect of certain breaches and early redemption events, and (v) extend the existing legal maturity date of the Notes to July 15, 2020. In connection with any increase in the outstanding dollar principal amount of the Notes, an interim expected maturity date and interim liquidation commencement date may be specified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank (as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

	By:	/s/ Michael F. Rickert
Date: December 18, 2015		Michael F. Rickert
Vice President, Chief Financial Officer and Assistant Treasurer